                                September 6, 2002


Neuberger Berman Income Funds
605 Third Avenue, 2nd Floor
New York, New York 10158-0180

The Lipper Funds, Inc.
101 Park Avenue, 6th Floor
New York, NY  10178-0694

     Re: Reorganization to Convert a Series of a Maryland Corporation to a Series of a Delaware Business Trust
          --------------------------------------------------------------------

Ladies and Gentlemen:

         Neuberger Berman Income Funds, a Delaware business trust ("Trust"), on behalf of Neuberger Berman High Income Bond Fund, a separate series ("series") thereof ("New Fund"), and The Lipper Funds, Inc., a Maryland corporation ("Corporation"), on behalf of its Lipper High Income Bond Fund series ("Old Fund"), have requested our opinion as to certain federal income tax consequences of the proposed conversion of Old Fund to New Fund pursuant to an Agreement and Plan of Conversion and Termination between them dated as of September 6, 2002 ("Plan").(1) Specifically, the Investment Companies have requested our opinion
--

              (1) that New Fund's acquisition of Old Fund's assets in exchange solely for voting shares of beneficial interest in New Fund ("New Fund Shares") and New Fund's assumption of Old Fund's liabilities, followed by Old Fund's distribution of those shares PRO RATA to its shareholders of record determined as of the Effective Time (as herein defined) ("Shareholders") constructively in exchange for their shares of common stock of Old Fund ("Old Fund Shares") (such transactions sometimes being referred to herein collectively as the "Reorganization"), will qualify as a reorganization as defined


----------------------------

(1) New Fund and Old Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Trust and Corporation are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies."


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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 2


         in section 368(a)(1)(F),(2) and each Fund will be "a party to a reorganization" within the meaning of section 368(b),

              (2) that neither the Funds nor the Shareholders will recognize any gain or loss on the Reorganization, and

              (3) regarding the basis and holding period after the Reorganization of the transferred assets and the New Fund Shares issued pursuant thereto.

         In rendering  this  opinion,  we have  examined  (1) the Plan,  (2) the
Prospectus/Proxy Statement dated June 19, 2002 ("Proxy Statement"), that was furnished in connection with the solicitation of proxies by Corporation's board of directors ("Corporation's Board") for use at a special meeting of Old Fund's shareholders held on August 7, 2002 ("Shareholders' Meeting"),(3) and (3) other documents we have deemed necessary or appropriate for the purposes hereof. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification, on statements of responsible officers of each Investment Company and the representations described below and made in the Plan (as contemplated in paragraph 5.6 thereof) (collectively "Representations").


                                      FACTS
                                      -----

        Corporation is a Maryland corporation and is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). Trust is a Delaware business trust that also is registered with the SEC as an open-end management investment company under the 1940 Act. Before January 1, 1997, Trust "claimed" classification for federal tax purposes as an association taxable as a corporation, and it has never elected otherwise. Old Fund is a series of Corporation; and New Fund is a series of Trust that will not commence operations

----------------------------

(2) All "section" references are to the Internal Revenue Code of 1986, as amended ("Code"), unless otherwise noted, and all "Treas. Reg.ss." references are to the regulations under the Code ("Regulations").

(3) The Proxy Statement also was furnished in connection with the solicitation of proxies by Trust's board of trustees ("Trust's Board") for use at a special meeting, held on the same date, of shareholders of Target (as defined below), another series of Trust that was proposed to be combined with New Fund pursuant to the Other Reorganization (as defined below).


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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 3


until the Reorganization, together with related acts necessary to consummate the same ("Closing"), occurs.

         The Investment Companies wish to combine the businesses of Old Fund and Neuberger Berman High Yield Bond Fund, another series of Trust ("Target"), but for valid business reasons wish to continue the combined businesses in a new series of Trust (I.E., New Fund). To accomplish this objective, the Investment Companies intend (1) first to have Old Fund change its identity, form, and place of organization -- by converting to New Fund -- through the Reorganization and
(2) then to have New Fund acquire the assets and assume the liabilities of Target in a reorganization described in section 368(a)(1)(C) ("Other Reorganization") pursuant to a Plan of Reorganization and Termination to be adopted by Trust ("C Reorganization Plan").

         The Old Fund Shares are divided into two classes, designated Retail Class and Premier Class ("Retail Class Shares" and "Premier Class Shares," respectively). New Fund initially will offer a single class of shares of beneficial interest, designated Investor Class (I.E., New Fund Shares), but may at sometime in the future offer additional classes of shares of beneficial interest.

         The Closing will take place on or about the date hereof. All acts taking place at the Closing will be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree ("Effective Time").

         The Funds' investment objectives, policies, and principal investment strategies (which are described in the Proxy Statement) are substantially identical and will not change as a result of the Reorganization.

         For the reasons, and after consideration of the factors, described in the Proxy Statement, Corporation's Board unanimously approved the Plan on May 20, 2002, subject to approval of Old Fund's shareholders. In doing so, Corporation's Board unanimously determined that the Reorganization is in the best interests of Old Fund and its shareholders. On May 20, 2002, Trust's Board also approved the Plan and determined that the Reorganization is in the best interests of Trust and its shareholders.

         The Plan, which specifies that the Investment Companies intend it to be, and adopt it as, a "plan of reorganization" within the meaning of the Regulations, provides in relevant part for the following:

                  1. The acquisition by New Fund of all of Old Fund's assets, including all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws,

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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 4


         books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property Old Fund owns at the Effective Time (collectively "Assets"), in exchange solely for the following:

                           (a) the number of full and fractional (rounded to the
                  third decimal place) (i) New Fund Shares determined by dividing Old Fund's net asset value ("NAV") (computed as set forth in paragraph 1.9 of the Plan) attributable to the Retail Class Shares by the NAV of a New Fund Share (determined as set forth in such paragraph) and (ii) New Fund Shares equal to the number of then outstanding full and fractional (so rounded) Premier Class Shares, and

                           (b) New Fund's assumption of all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in the Plan (collectively "Liabilities"),

                  2. The constructive distribution of such New Fund Shares to the Shareholders, by Trust's transfer agent's opening accounts on New Fund's share transfer books in the Shareholders' names and crediting each Shareholder's account with the respective PRO RATA number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder, by class (whereupon all outstanding Old Fund Shares, including any represented by certificates, simultaneously will be canceled on Old Fund's share transfer books),(4) and

                  3.  The   termination  of  Old  Fund  as  soon  as  reasonably
         practicable after that distribution, but in all events within six months after the Effective Time.


------------------------

(4) The Plan provides that, at the time of the Reorganization, the Old Fund Shares will, in effect, be converted automatically to New Fund Shares, certificates for which will not be issued. Accordingly, Shareholders will not be required to and will not make physical delivery of their Old Fund Shares, nor will they receive certificates for New Fund Shares, pursuant to the Reorganization. Old Fund Shares nevertheless will be treated as having been exchanged for New Fund Shares, and the tax consequences to the Shareholders will be unaffected by the absence of New Fund Share certificates. SEE discussion at
V. under "Analysis," below.



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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 5


         Prior to the Closing, Trust's Board (on behalf of and with respect to New Fund) will have authorized the issuance of, and New Fund will have issued, one New Fund Share ("Initial Share") to Trust or an affiliate thereof in consideration of the payment of $1.00 for the purpose of enabling Trust to vote on the advisory agreement referred to in paragraph 5.8 of the Plan. At the Closing, New Fund will redeem the Initial Share for the subscription price paid therefor.


                                 REPRESENTATIONS
                                 ---------------

         CORPORATION has represented and warranted to us as follows:

              1. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; it has the power to carry on its business as now being conducted and to carry out the Plan; its Articles of Incorporation are on file with the Department of Assessments and Taxation of Maryland; it is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect; and Old Fund is a duly established and designated series thereof;

              2. Old Fund incurred the Liabilities that remain at the Effective Time in the ordinary course of its business, and those Liabilities are associated with the Assets; and there are no Liabilities other than liabilities disclosed or provided for in Corporation's financial statements referred to in paragraph 3.1.18 of the Plan and Liabilities that Old Fund incurred in the ordinary course of its business subsequent to December 31, 2001, or otherwise disclosed to Trust in writing, none of which is materially adverse to the business, assets, or results of Old Fund's operations;

              3. Old Fund is a "fund" as defined in section 851(g)(2); it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Old Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

              4. Old Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));

              5. During the five-year period ending at the Effective Time, (a) neither Old Fund nor any person "related" (within the meaning of Treas. Reg.ss. 1.368-1(e)(3) without regard to Treas. Reg.ss. 1.368-1(e)(3)(i)(A)) to it will have acquired Old Fund Shares, either

Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 6

         directly or through any transaction, agreement, or arrangement with any other person, with consideration other than New Fund Shares or Old Fund Shares, except for shares redeemed in the ordinary course of Old Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Old Fund Shares, other than normal, regular dividend distributions made pursuant to Old Fund's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561) referred to in sections 852(a)(1) and 4982(c)(1)(A); and

              6. Old Fund will not be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization
         (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses").

         TRUST has represented and warranted to us (a) that all the statements with respect to Target specified in paragraphs 4.1 and 4.3.1 - 4.3.14 of the C Reorganization Plan will be true and correct as of the Effective Time (as defined in the C Reorganization Plan) of the Other Reorganization and (b) as follows:

              1. Trust is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; it has the power to carry on its business as now being conducted and to carry out the Plan; its Certificate of Trust has been duly filed with the Office of the Secretary of State thereof; it is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect; and before the Effective Time, New Fund will be a duly established and designated series thereof;

              2. New Fund has not commenced operations and will not do so until after the Closing; and before the Effective Time, there will be no issued and outstanding shares in New Fund or any other securities issued by it, except the Initial Share;

              3. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

              4. New Fund will be a "fund" as defined in section 851(g)(2) and will qualify for treatment as a RIC for its taxable year in which the Reorganization occurs; and it intends to meet all such requirements for all future taxable years;

              5. Following the Reorganization, New Fund (a) will continue Old Fund's "historic business" (within the meaning of Treas. Reg.ss. 1.368-1(d)(2)), and (b) will use a significant portion of Old Fund's

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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 7

         "historic business assets" (within the meaning of Treas. Reg.ss. 1.368-1(d)(3)) in a business; moreover, New Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

              6. New Fund has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company and shares issued pursuant to the Other Reorganization; nor does New Fund, or any person "related" (within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) to it, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than New Fund Shares, any New Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of New Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act; and

              7. New Fund will not be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are Reorganization Expenses.

         EACH INVESTMENT COMPANY has represented and warranted to us as follows:

              1. The fair market value of the New Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Old Fund Shares it constructively surrenders in exchange therefor;

              2. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Old Fund Shares before the Reorganization to any person "related" (within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) to either Fund or (ii) any portion of the New Fund Shares they receive in the Reorganization to any person "related" (within such meaning) to New Fund, (b) does not anticipate dispositions of those New Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Old Fund as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS, and (d) does

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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 8

         not anticipate that there will be extraordinary redemptions of New Fund Shares immediately following the Reorganization;

              3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

              4. The fair market value of the Assets on a going concern basis will equal or exceed the sum of the Liabilities to be assumed by New Fund and those to which the Assets are subject;

              5. Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

              6. Immediately following consummation of the Reorganization, New Fund will hold the same assets -- except for assets used to pay expenses in connection with the Reorganization -- and be subject to the same liabilities that Old Fund held or was subject to immediately prior to the Reorganization, plus any liabilities for expenses of the Funds incurred in connection with the Reorganization; and such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) made by Old Fund immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets;

              7. None of the compensation received by any Shareholder who is an employee of or service provider to Old Fund will be separate consideration for, or allocable to, any of the Old Fund Shares such Shareholder holds; none of the New Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the consideration paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; and

              8. The aggregate value of the acquisitions, redemptions, and distributions limited by Corporation's representation number 5 and Trust's representation number 6 will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Old Fund at the Effective Time.



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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 9

                                     OPINION
                                     -------

        Based solely on the facts set forth above, and conditioned on the Representations being true at the Effective Time and the Reorganization being consummated in accordance with the Plan, our opinion (as explained more fully in the next section of this letter) is as follows:

                  1. New Fund's acquisition of the Assets in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities, followed by Old Fund's distribution of those shares PRO RATA to the Shareholders constructively in exchange for their Old Fund Shares, will qualify as a "reorganization" as defined in section 368(a)(1)(F), and each Fund will be "a party to a reorganization" within the meaning of section 368(b);

                  2. Old Fund will  recognize no gain or loss on the transfer of the Assets to New Fund in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities(5)or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Old Fund Shares;

                  3. New Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for New Fund Shares and its assumption of the Liabilities;

                  4. New Fund's basis in the Assets will be the same as Old Fund's basis therein immediately before the Reorganization, and New Fund's holding period for the Assets will include Old Fund's holding period therefor;

                  5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

                  6. A Shareholder's aggregate basis in the New Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Old Fund Shares it constructively surrenders in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include its holding period for those Old Fund Shares, provided the

-------------------------

(5) Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on either Fund or any Shareholder with respect to any Asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes on the termination or transfer thereof under a mark-to-market system of accounting.


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The Lipper Funds, Inc.
September 6, 2002
Page 10

         Shareholder held them as capital assets at the Effective Time; and

                  7. For purposes of section 381, New Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Old Fund's taxable year, Old Fund's tax attributes enumerated in section 381(c) will be taken into account by New Fund as if there had been no Reorganization, and the part of Old Fund's taxable year before the Reorganization will be included in New Fund's taxable year after the Reorganization.

         Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("Service") in existence on the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect our opinion; we assume no responsibility to update our opinion with respect to any such change or modification. Our opinion also is applicable only to the extent each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent. Our opinion is solely for the addressees' information and use and may not be relied on for any purpose by any other person without our express written consent.


                                    ANALYSIS
                                    --------

I. The Reorganization Will Qualify as an F Reorganization, and Each Fund Will Be a Party to a Reorganization.
         -----------------------------------------------------------------------

         A.       Each Fund Is a Separate Corporation.
                  -----------------------------------

         Section 368(a)(1)(F) provides that "a mere change in identity, form, or place of organization of one corporation, however effected," is a reorganization ("F Reorganization"). That section's limitation of the definition of an F Reorganization to a change involving one corporation was adopted by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"). TEFRA's legislative history explains, however, that the statutory limitation does not preclude the use of more than one entity to consummate a transaction under section 368(a)(1)(F), provided that only one operating company is involved in the reorganization. H.R. Conf. Rep. No. 760, 97th Cong., 2d Sess., reprinted in 1982 U.S. Code Cong. & Ad. News 1315. That report cites the reincorporation of an operating company in a different state as an example of an F Reorganization that requires the involvement of more than one corporation but that, nonetheless, complies with amended section 368(a)(1)(F).


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Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 11


         For a transaction to qualify under that section, therefore, the entities involved therein must be corporations (or associations taxable as corporations). Trust, however is a business trust, not a corporation, and each Fund is a separate series of an Investment Company.

         Regulation section 301.7701-4(b) provides that certain arrangements known as trusts (because legal title is conveyed to trustees for the benefit of beneficiaries) will not be classified as trusts for purposes of the Code because they are not simply arrangements to protect or conserve the property for the beneficiaries. That section states that these "business or commercial trusts" generally are created by the beneficiaries simply as devices to carry on profit-making businesses that normally would have been carried on through business organizations classified as corporations or partnerships under the Code and concludes that the fact that any organization is technically cast in the trust form will not change its real character if it "is more properly classified as a business entity under [Treas. Reg.]ss. 301.7701-2."6 Furthermore, pursuant to Treas. Reg. ss. 301.7701-4(c), "[a]n `investment' trust will not be classified as a trust if there is a power under the trust agreement to vary the investment of the certificate holders. SEE COMMISSIONER V. NORTH AMERICAN BOND TRUST, 122 F.2d 545 (2d Cir. 1941), CERT. DENIED, 314 U.S. 701 (1942)."

         Based on these criteria, Trust does not qualify as a trust for federal tax purposes. Trust is not simply an arrangement to protect or conserve property for the beneficiaries but is designed to carry on a profit-making business. Furthermore, while Trust is an "investment trust," there is a power under its declaration of trust to vary its shareholders' investment therein. Trust does not have a fixed pool of assets -- it is a managed portfolio of securities, and its investment manager has the authority to buy and sell securities for it. Accordingly, we believe that Trust should not be classified as a trust, and instead should be classified as a business entity, for federal tax purposes.


------------------------------

(6) On December 10, 1996, the Service adopted Regulations for classifying business organizations (Treas. Reg. ss.ss. 301.7701-1 through -3 and parts of -4, the so-called "check-the-box" Regulations) to replace the provisions in the then-existing Regulations that "have become increasingly formalistic. [The check-the-box Regulations replace] those rules with a much simpler approach that generally is elective." T.D. 8697, 1997-1 C.B. 215. Regulation section 301.7701-2(a) provides that "a BUSINESS ENTITY is any entity recognized for federal tax purposes . . . that is not properly classified as a trust under [Treas. Reg.]ss. 301.7701-4 or otherwise subject to special treatment under the
.. . . Code." Trust is not subject to any such special treatment.



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         Regulation  section  301.7701-2(a)  provides that "[a] business  entity with two or more members is classified for federal tax purposes as either a corporation or a partnership." The term "corporation" is defined for those purposes (in Treas. Reg.ss. 301.7701-2(b)) to include corporations denominated as such under the federal or state statute pursuant to which they were organized and certain other entities. Any business entity that is not classified as a corporation under that section (an "eligible entity") and has at least two members can elect to be classified as either an association (and thus a corporation) or a partnership. Treas. Reg.ss. 301.7701-3(a).

         An eligible entity in existence before January 1, 1997, the effective date of the check-the-box Regulations, "will have the same classification that the entity claimed under [the prior Regulations]," unless it elects otherwise. Treas. Reg. ss. 301.7701-3(b)(3)(i). Based on the reasoning stated in the second preceding paragraph -- and the fact that, under the law that existed before the check-the-box Regulations, the word "association" had been held to include a Massachusetts business trust (SEE HECHT V. MALLEY, 265 U.S. 144 (1924)), which for these purposes is very similar to a Delaware business trust -- Trust "claimed" classification under the prior Regulations as an association taxable as a corporation. Moreover, since that date it has not elected not to be so classified. Accordingly, we believe that Trust will continue to be classified as an association (and thus a corporation) for federal tax purposes.

         The Investment Companies as such, however, are not participating in the Reorganization, but rather two separate series thereof (the Funds) are the participants. Ordinarily, a transaction involving segregated pools of assets such as the Funds could not qualify as a reorganization, because the pools would not be separate taxable entities that constitute corporations. Under section 851(g), however, Old Fund is, and New Fund will be, treated as a separate corporation for all purposes of the Code save the definitional requirement of section 851(a) (which is satisfied by the respective Investment Companies). Accordingly, we believe that Old Fund is, and New Fund will be, a separate corporation, and their shares will be treated as shares of corporate stock, for purposes of section 368(a)(1)(F).

         B.       Requirements of Continuity.
                  --------------------------

         Regulation section 1.368-1(b) sets forth two prerequisites to a valid reorganization: (1) a continuity of the business enterprise through the issuing corporation ("IC") -- defined in the Regulation as "the acquiring corporation (as that term is used in section 368(a))," with an exception not relevant here -- under the modified corporate form as described in Treas. Reg.ss. 1.368-1(d) ("continuity of business enterprise") and (2) a continuity of interest as described in Treas. Reg.ss. 1.368-1(e) ("continuity of interest").


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                  1.       Continuity of Business Enterprise.
                           ---------------------------------

         To satisfy the continuity of business enterprise requirement of Treas. Reg. ss. 1.368-1(d)(1), IC must either (i) continue the target corporation's historic business ("business continuity") or (ii) use a significant portion of the target corporation's historic business assets in a business ("asset continuity").

         The Funds' investment objectives, policies, and principal investment strategies are substantially identical. Moreover, after the Reorganization New Fund will continue Old Fund's "historic business" (within the meaning of Treas. Reg.ss. 1.368-1(d)(3)). Accordingly, there will be business continuity.

         New Fund not only will continue Old Fund's historic business, but it also will use in that business a significant portion of Old Fund's "historic business assets" (within the meaning of Treas. Reg. ss. 1.368-1(d)(3)). In addition, New Fund (a) has no plan or intention to sell or otherwise dispose of any Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (b) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain that status. Accordingly, there will be asset continuity as well.

         Because the Reorganization meets the requirement that an F Reorganization be "a mere change in identity, form, or place of organization of one corporation," the Reorganization also will satisfy the less stringent continuity of business enterprise requirement.

         For all the foregoing reasons, we believe that the Reorganization will satisfy the continuity of business enterprise requirement.

                  2.       Continuity of Interest.
                           ----------------------

         Regulation section 1.368-1(e)(1)(i) provides that "[c]ontinuity of interest requires that in substance a substantial part of the value of the proprietary interests in the target corporation be preserved in the reorganization. A proprietary interest in the target corporation is preserved if, in a potential reorganization, it is exchanged for a proprietary interest in the issuing corporation . . . ." That section goes on to provide that "[h]owever, a proprietary interest in the target corporation is not preserved if, in connection with the potential reorganization, . . . stock of the issuing corporation furnished in exchange for a proprietary interest in the target corporation in the potential reorganization is redeemed. All facts and circumstances must be considered in determining whether, in substance, a proprietary interest in the target corporation is preserved."


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         For purposes of issuing private letter rulings,  the Service  considers the continuity of interest requirement satisfied if ownership in an acquiring corporation on the part of a transferor corporation's former shareholders is equal in value to at least 50% of the value of all the formerly outstanding shares of the transferor corporation.(7) Although shares of both the target and acquiring corporations held by the target corporation's shareholders that are disposed of before or after the transaction will be considered in determining satisfaction of the 50% standard, the Service has recently issued private letter rulings that excepted from that determination "shares which are required to be redeemed at the demand of shareholders by . . . Target or Acquiring in the ordinary course of their businesses as open-end investment companies (or series thereof) pursuant to Section 22(e) of the 1940 Act." Priv. Ltr. Ruls. 9823018 (Mar. 5, 1998) and 9822053 (Mar. 3, 1998); CF. Priv. Ltr. Rul. 199941046 (July
16, 1999) (redemption of a target RIC shareholder's shares, amounting to 42% of the RIC's value, and other "shares redeemed in the ordinary course of Target's business as an open-end investment company pursuant to section 22(e) . . ." excluded from determination of whether the target or a related person acquired its shares with consideration other than target or acquiring fund shares).(8)

----------------------------

(7) Rev.  Proc.  77-37,  SUPRA;  BUT SEE  Rev.  Rul.  56-345,  1956-2  C.B.  206
(continuity of interest was held to exist in a reorganization of two RICs where immediately after the reorganization 26% of the shares were redeemed to allow investment in a third RIC); SEE ALSO REEF CORP. V. COMMISSIONER, 368 F.2d 125 (5th Cir. 1966), CERT. denied, 386 U.S. 1018 (1967) (a redemption of 48% of a transferor corporation's stock was not a sufficient shift in proprietary interest to disqualify a transaction as an F Reorganization, even though only 52% of the transferor's shareholders would hold all the transferee's stock); AETNA CASUALTY AND SURETY CO. V. U.S., 568 F.2d 811, 822-23 (2d Cir. 1976) (redemption of a 38.39% minority interest did not prevent a transaction from qualifying as an F Reorganization); Rev. Rul. 61-156, 1961-2 C.B. 62 (a transaction qualified as an F Reorganization even though the transferor's shareholders acquired only 45% of the transferee's stock, while the remaining 55% of that stock was issued to new shareholders in a public underwriting immediately after the transfer).

(8) Although, under section 6110(k)(3), a private letter ruling may not be cited as precedent, tax practitioners look to such rulings as generally indicative of the Service's views on the proper interpretation of the Code and the Regulations. CF. ROWAN COMPANIES, INC. V. COMMISSIONER, 452 U.S. 247 (1981); ALSO SEE, Treas. Reg. ss. 1.662-4(d)(3)(iii) (providing that private letter rulings issued after October 31, 1976, are authority for purposes of determining whether there is or was substantial authority for the tax treatment of an item under section 6662(d)(2)(B)(i), in connection with the imposition of the accuracy-related penalty under section 6662 to a substantial understatement of income tax.


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         During the five-year  period ending at the Effective  Time, (1) neither
Old Fund nor any person related9 to it will have acquired Old Fund Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than New Fund Shares or Old Fund Shares, except for shares redeemed in the ordinary course of Old Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (2) no distributions will have been made with respect to Old Fund Shares, other than normal, regular dividend distributions made pursuant to Old Fund's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561)
referred to in sections 852(a)(1) and 4982(c)(1)(A). Nor is there any plan or intention for New Fund, or any person related to it, to acquire -- during the five-year period beginning at the Effective Time, either directly or through any
transaction,   agreement,   or  arrangement   with  any  other  person  --  with
consideration other than New Fund Shares, any New Fund Shares issued pursuant to the Reorganization, except for redemptions required by the 1940 Act in the ordinary course of that business.

         There is no plan or intention of Shareholders to redeem, sell, or otherwise dispose of (1) any portion of their Old Fund Shares before the Reorganization to any person related to either Fund or (2) any portion of the New Fund Shares they receive in the Reorganization to any person related to New Fund. Moreover, each Investment Company (a) does not anticipate dispositions of those New Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Old Fund as a series of an open-end investment company, (b) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS, and (c) does not anticipate that there will be extraordinary redemptions of New Fund Shares immediately following the Reorganization. Although New Fund's shares will be offered for sale to the public on an ongoing basis after the Reorganization, sales of those shares will arise out of a public offering separate and unrelated to the Reorganization and not as a result thereof. SEE REEF CORP. V. COMMISSIONER, 368 F.2d at 134; Rev. Rul. 61-156, SUPRA. Similarly, although Shareholders may redeem New Fund Shares pursuant to their rights as shareholders of a series of an open-end investment company (SEE Priv. Ltr. Ruls. 9823018 and 9822053, SUPRA, and 8816064 (Jan. 28,
1988)), those redemptions will result from the exercise of those rights in the course of New Fund's business as an open-end series and not from the F
Reorganization  as  such.  Furthermore,  it is not  within  the  purpose  of the

----------------------------

(9) All references in this and the next paragraph to the word "related" are to that word within the meaning of Treas. Reg.ss. 1.368-1(e)(3).




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continuity of interest  requirement  to disqualify  the  Reorganization  as an F
Reorganization because of shifts in proprietary interest that would ultimately occur regardless of Old Fund's change in its identity.

         The fact that the Reorganization will be followed by the Other Reorganization, as part of an overall plan, should not affect whether the Reorganization will satisfy the continuity of interest requirement. SEE Rev. Rul. 69-516, 1969-2 C.B. 56 (where the desire of one corporation (X) to acquire the assets of another corporation (Y) was preceded by Y's merger into a new corporation organized in another state (Z), the latter transaction qualified as an F Reorganization even though it was a step in X's acquisition of Z's assets in a reorganization described in section 368(a)(1)(C), on the ground that "[t]he Y shareholders had the same interests in Z after the exchange as they had in Y before the exchange"), and Rev. Rul. 96-29, 1996-1 C.B. 50; ALSO SEE Priv. Ltr. Rul. 9419028 (Feb. 14, 1994).

         Accordingly,   we  believe  that  the  Reorganization   will  meet  the
continuity of interest requirement.

         C.       Business Purpose.
                  ----------------

         All reorganizations must meet the judicially imposed requirements of the "business purpose doctrine," which was established in GREGORY V. HELVERING, 293 U.S. 465 (1935), and is now set forth in Treas. Reg. ss.ss. 1.368-1(b), -1(c), and -2(g) (the last of which provides that, to qualify as a reorganization, a transaction must be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization"). Under that doctrine, a transaction must have a BONA FIDE business purpose (and not a purpose to avoid federal income tax) to qualify as a valid reorganization. The substantial business purposes of the Reorganization are described in the Proxy Statement. Accordingly, we believe that the Reorganization is being undertaken for BONA FIDE business purposes (and not a purpose to avoid federal income tax) and therefore meets the requirements of the business purpose doctrine.

         D.       Satisfaction of Section 368(a)(2)(F).
                  ------------------------------------

         Under section 368(a)(2)(F), if two or more parties to a transaction described in section 368(a)(1) (with an exception not relevant here) were "investment companies" immediately before the transaction, then the transaction shall not be considered a reorganization with respect to any such investment company and its shareholders. But that section does not apply to a participating investment company if, among other things, it is a RIC.


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         Each Fund will meet the  requirements to qualify for treatment as a RIC for its current taxable year (Old Fund) or its taxable year in which the Reorganization occurs (New Fund). Furthermore, section 368(a)(2)(F) does not apply if the stock of each investment company is owned by substantially the same persons in the same proportions (section 368(a)(2)(F)(v)); the Reorganization should fall within this exception. In addition, it is arguable that only one
investment   company  is  involved  in  the   Reorganization  and  that  section
368(a)(2)(F)   therefore  does  not  apply,  because  for  purposes  of  section
368(a)(1)(F) the involvement of New Fund (which will not be an operating entity until consummation of the Reorganization) is ignored for purposes of counting the number of corporations participating in the Reorganization. H.R. Conf. Rep. No. 760, SUPRA; SEE discussion at I.A. above. Accordingly, we believe that section 368(a)(2)(F) will not cause the Reorganization to fail to qualify as an F Reorganization with respect to either Fund.

         For all the foregoing reasons, we believe that the Reorganization will qualify as an F Reorganization.

         E.       Each Fund Will Be a Party to a Reorganization.
                  ---------------------------------------------

         Section 368(b)(2) provides, in pertinent part, that in the case of a reorganization involving the acquisition by one corporation of properties of another, the term "a party to a reorganization" includes each corporation. Pursuant to the Reorganization, Old Fund is transferring all its properties to New Fund. Accordingly, we believe that each Fund will be "a party to a reorganization." CF. Rev. Rul. 72-206, 1972-1 C.B. 104.


II.      Old Fund Will Recognize No Gain or Loss.
         ---------------------------------------

         Under sections 361(a) and (c), no gain or loss shall be recognized to a corporation that is a party to a reorganization if, pursuant to the plan of reorganization, (1) it exchanges property solely for stock or securities in another corporate party to the reorganization and (2) distributes that stock or securities to its shareholders. Section 361(c)(4) provides that sections 311 and 336 (which require recognition of gain on certain distributions of appreciated property) shall not apply to such a distribution.

         Section 357(a)  provides in pertinent part that,  except as provided in section 357(b), if a taxpayer receives property that would be permitted to be received under section 361 without recognition of gain if it were the sole consideration and, as part of the consideration, another party to the exchange assumes a liability of the taxpayer or acquires from the taxpayer property subject to a liability, then that assumption or acquisition shall not be treated as money or other property and shall not prevent the exchange from being within section  361.  Section  357(b)  applies  where  the  principal  purpose  of  the

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assumption  or  acquisition  was a tax  avoidance  purpose  or not a  BONA  FIDE business purpose.

         As noted above, it is our opinion that the Reorganization will qualify as an F Reorganization and that each Fund will be a party to a reorganization. Old Fund will exchange the Assets solely for New Fund Shares and New Fund's assumption of the Liabilities and then will be terminated pursuant to the Plan -- which we believe constitutes a "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-2(g) -- distributing those shares to its shareholders in constructive exchange for their Old Fund Shares. As also noted above, it is our opinion that the Reorganization is being undertaken for BONA FIDE business purposes (and not a purpose to avoid federal income tax); we also do not believe that the principal purpose of New Fund's assumption of the Liabilities is avoidance of federal income tax on the proposed transaction. Accordingly, we believe that Old Fund will recognize no gain or loss on the Reorganization.(10)


III.     New Fund Will Recognize No Gain or Loss.
         ---------------------------------------

         Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt by it of money or other property in exchange for its stock. New Fund will issue New Fund Shares to Old Fund in exchange for the Assets, which consist of money and securities. Accordingly, we believe that New Fund will recognize no gain or loss on the Reorganization.


IV. New Fund's Basis in the Assets Will Be a Carryover Basis, and Its Holding Period Will Include Old Fund's Holding Period.
         -----------------------------------------------------------------------

         Section 362(b) provides, in pertinent part, that the basis of property acquired by a corporation in connection with a reorganization to which section 368 applies shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on the transfer (a "carryover basis"). As noted above, it is our opinion that the Reorganization will qualify as such a reorganization and that Old Fund will recognize no gain on the Reorganization. Accordingly, we believe that New Fund's basis in the Assets will be the same as Old Fund's basis therein immediately before the Reorganization.

         Section 1223(2) provides in general that the period for which a taxpayer has held acquired property that has a carryover basis shall include the period for which the transferor held the property. As noted above, it is our

----------------------------

(10)   See footnote 5.


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opinion  that  New  Fund's  basis  in the  Assets  will  be a  carryover  basis.
Accordingly, we believe that New Fund's holding period for the Assets will include Old Fund's holding period therefor.


V.       A Shareholder Will Recognize No Gain or Loss.
         --------------------------------------------

         Under section 354(a)(1), no gain or loss shall be recognized if stock in a corporation that is a party to a reorganization is exchanged pursuant to a plan of reorganization solely for stock in that corporation or another corporate party to the reorganization. Pursuant to the Plan, the Shareholders will receive solely New Fund Shares for their Old Fund Shares. As noted above, it is our opinion that the Reorganization will qualify as an F Reorganization, each Fund will be a party to a reorganization, and the Plan constitutes a plan of reorganization. Although section 354(a)(1) requires that the transferor corporation's shareholders exchange their shares therein for shares of the acquiring corporation, the courts and the Service have recognized that the Code does not require taxpayers to perform useless gestures to come within the statutory provisions. SEE, E.G., EASTERN COLOR PRINTING CO., 63 T.C. 27, 36
(1974); DAVANT V. COMMISSIONER, 366 F.2d 874 (5th Cir. 1966). Therefore, although Shareholders will not actually surrender Old Fund Share certificates in exchange for New Fund Shares, their Old Fund Shares will be canceled on the issuance of New Fund Shares to them (all of which will be reflected on New Fund's share transfer books) and will be treated as having been exchanged therefor. SEE Rev. Rul. 81-3, 1981-1 C.B. 125; Rev. Rul. 79-257, 1979-2 C.B.
136. Accordingly, we believe that a Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization.


VI. A Shareholder's Basis in New Fund Shares Will Be a Substituted Basis, and its Holding Period therefor Will Include its Holding Period for its Old Fund Shares.
         -----------------------------------------------------------------------

         Section 358(a)(1) provides, in pertinent part, that in the case of an exchange to which section 354 applies, the basis of the property permitted to be received thereunder without the recognition of gain or loss shall be the same as the basis of the property exchanged therefor, decreased by, among other things, the fair market value of any other property and the amount of any money received in the exchange and increased by the amount of any gain recognized on the exchange by the shareholder (a "substituted basis"). As noted above, it is our opinion that the Reorganization will qualify as an F Reorganization and, under section 354, a Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares in the Reorganization. No property will be distributed to the Shareholders other than New Fund Shares, and no money will be distributed to them pursuant to the Reorganization. Accordingly, we believe that a Shareholder's basis in the New Fund Shares it receives in the Reorganization will be the same as the basis in

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Page 20


its Old Fund Shares it constructively surrenders in exchange for those New Fund Shares.

         Section 1223(1) provides in general that the period for which a taxpayer has held property received in an exchange that has a substituted basis shall include the period for which the taxpayer held the property exchanged therefor if the latter property was a capital asset (as defined in section 1221) in the taxpayer's hands at the time of the exchange. SEE Treas. Reg. ss. 1.1223-1(a). As noted above, it is our opinion that a Shareholder will have a substituted basis in the New Fund Shares it receives in the Reorganization. Accordingly, we believe that a Shareholder's holding period for the New Fund Shares it receives in the Reorganization will include its holding period for the Old Fund Shares it constructively surrenders in exchange for those New Fund Shares, provided the Shareholder held those Old Fund Shares as capital assets at the Effective Time.


VII.     Survival of Tax Attributes.
         --------------------------

         Regulation section 1.381(b)-1(a)(2) provides that in the case of an F Reorganization, the acquiring corporation shall be treated (for purposes of section 381) just as the transferor corporation would have been treated if there had been no reorganization.(11) Thus, according to that section of the Regulations, among other things, the transferor's taxable year shall not end on the date of transfer merely because of the transfer and the acquiring corporation shall take into account the tax attributes of the transferor enumerated in section 381(c) as if there had been no reorganization. As noted above, it is our opinion that the Reorganization will qualify as an F Reorganization.

         Accordingly, we believe that, for purposes of section 381, New Fund will be treated just as Old Fund would have been if there had been no Reorganization. Thus, Old Fund's taxable year will not end on the date of the Reorganization merely because of the Reorganization, and New Fund will take into account Old Fund's tax attributes enumerated in section 381(c) as if there had been no Reorganization. In addition, the part of Old Fund's taxable year before the Reorganization and the part of New Fund's taxable year after the

--------------------------

(11) We recognize that the Reorganization also may qualify as a reorganization under other provisions of section 368(a)(1). However, Rev. Rul. 57-276, 1957-1 C.B. 126, states that if a corporate transaction comes within section
368(a)(1)(F) but also meets the requirements of sections  368(a)(1)(A),  (C), or
(D), the transaction will be treated as an F Reorganization for purposes of applying section 381.

Neuberger Berman Income Funds
The Lipper Funds, Inc.
September 6, 2002
Page 21


Reorganization will constitute a single taxable year of New Fund. SEE Rev. Rul. 57-276, 1957-1 C.B. 126, 127-28.

                                         Very truly yours,

                                         KIRKPATRICK & LOCKHART LLP



                                         By: /s/ Theodore L. Press
                                            ------------------------
                                              Theodore L. Press

                                September 6, 2002

Neuberger Berman Income Funds
605 Third Avenue, 2nd Floor
New York, New York 10158-0180


     Re:  Reorganization to Combine Two Series of a Delaware
          Business Trust
          -----------------------------------------------------------------

Ladies and Gentleman:

         Neuberger Berman Income Funds, a Delaware business trust ("Trust"), on behalf of Neuberger Berman High Income Bond Fund ("Acquiring Fund") and Neuberger Berman High Yield Bond Fund ("Target"), each a segregated portfolio of assets ("series") thereof, has requested our opinion as to certain federal income tax consequences of the proposed acquisition of Target by Acquiring Fund pursuant to a Plan of Reorganization and Termination approved by Trust's Board of Trustees ("Board") at a meeting held on May 17, 2002 ("Plan").(1) Specifically, Trust has requested our opinion --

              (1) that Acquiring Fund's acquisition of Target's assets to in exchange solely for voting shares of beneficial interest in Acquiring Fund ("Acquiring Fund Shares") and Acquiring Fund's assumption of Target's liabilities, followed by Target's distribution of those shares PRO RATA to its shareholders of record determined as of the Effective Time (as herein defined) ("Shareholders") constructively in exchange for their shares of beneficial interest in Target ("Target Shares") (such transactions sometimes being referred to herein collectively as the "Reorganization"), will qualify as a reorganization as defined in section 368(a)(1)(C),(2) and each Fund will be "a party to a reorganization" within the meaning of section 368(b);


------------------------

(1) Acquiring Fund and Target are sometimes referred to herein individually as a "Fund" and collectively as the "Funds."

(2) All "section" references are to the Internal Revenue Code of 1986, as amended ("Code"), unless otherwise noted, and all "Treas. Reg.ss." references are to the regulations under the Code ("Regulations").

Neuberger Berman Income Funds
September 6, 2002
PAGE 2


              (2) that neither the Funds nor the Shareholders will recognize gain or loss on the Reorganization; and

              (3) regarding the basis and holding period after the Reorganization of the transferred assets and the Acquiring Fund Shares issued pursuant thereto.

         In rendering this opinion, we have examined (1) the Plan, (2) the Prospectus/Proxy Statement dated June 19, 2002, that was furnished to Target's shareholders in connection with the Plan ("Proxy Statement"), and (3) other documents we have deemed necessary or appropriate for the purposes hereof. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification, on statements of responsible officers of Trust and the representations described below and made in the Plan (as contemplated in paragraph 4.3.18 thereof) (collectively "Representations").

                                      FACTS
                                      -----

         Trust is a business trust that is duly organized, validly existing, and in good standing under the Delaware Business Trust Act (Del. Code Ann. title 12, ss. 3801 ET SEQ. (1977)), and its Certificate of Trust is on file with the Secretary of the State of Delaware. Trust is duly registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). Before January 1, 1997, Trust "claimed" classification for federal tax purposes as an association taxable as a corporation, and it has never elected otherwise. Each Fund is a duly established and designated series of Trust and has a single class of shares, which are substantially similar to each other, but Acquiring Fund may at some time in the future offer additional classes of shares.

         Trust and The Lipper Funds, Inc. ("Corporation") (collectively "Investment Companies") wish to combine the businesses of Lipper High Income Bond Fund, a series of Corporation ("Lipper Fund"), and Target, but for valid business reasons wish Acquiring Fund to continue the combined businesses. To accomplish this objective, the Investment Companies intend (1) first to have Lipper Fund change its identity, form, and place of reorganization -- by converting to Acquiring Fund -- through a reorganization within the meaning of section 368(a)(1)(F) ("Other Reorganization") pursuant to an Agreement and Plan of Conversion and Termination ("F Reorganization Agreement") entered into by the Investment Companies, and (2) then to have Acquiring Fund acquire the assets and assume the liabilities of Target in the Reorganization.

         The Reorganization, together with related acts necessary to consummate it ("Closing"), will occur on or about the date hereof, and all acts taking place at the Closing will be deemed to take place simultaneously as of the close of business on the date thereof or at such other time Trust determines ("Effective Time").

Neuberger Berman Income Funds
September 6, 2002
PAGE 3


         The  Funds  have  substantially   similar  investment   objectives  and
principal investment strategies.

         For the reasons, and after consideration of the factors, described in the Proxy Statement, the Board unanimously approved the Plan. In doing so, the Board, including its members who are not "interested persons" (as that term is defined in the 1940 Act) (except one member who recused himself), determined that (1) the Reorganization is in the best interests of the Funds and their shareholders and (2) the interests of their shareholders will not be diluted as a result of the Reorganization.

         The Plan, which specifies that Trust intends it to be, and adopts it as, a "plan of reorganization" within the meaning of the Regulations, provides in relevant part for the following:

              (1) Acquiring Fund's acquisition of all assets, including all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Target's books, and other property owned by Target at the Effective Time (collectively "Assets"), in exchange solely for the following:

                   (a) the number of full and  fractional  (rounded  to
              the third decimal place) Acquiring Fund Shares determined by dividing the net value of Target (computed as set forth in paragraph 2.1 of the Plan) by the net asset value of an Acquiring Fund Share (computed as set forth in paragraph 2.2 of the Plan), and

                   (b) Acquiring  Fund's  assumption of all of Target's
              liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in the Plan (collectively "Liabilities"),

              (2) The constructive distribution of those Acquiring Fund Shares to the Shareholders, by Trust's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and crediting each Shareholder's account with the respective PRO RATA number of full and

Neuberger Berman Income Funds
September 6, 2002
PAGE 4


         fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder (whereupon all outstanding Target Shares, including any represented by certificates, simultaneously will be canceled on Target's share transfer books),(3) and

              (3) The termination of Target as soon as reasonably practicable after that distribution, but in all events within six months after the Effective Time.


                                 REPRESENTATIONS
                                 ---------------

         Trust has represented and warranted to us as follows:(4)

              (1) Target incurred the Liabilities in the ordinary course of its business;

              (2) Each Fund is a "fund" as defined in section 851(g)(2); each Fund qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations; each Fund will continue to meet all the requirements for that qualification for its current taxable year; Acquiring Fund intends to continue to meet all such requirements for all future taxable years; Target will invest the Assets at all times through the Effective Time in a manner that ensures its compliance with the foregoing; and neither Fund has earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

              (3) Target is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));



------------------------

(3) The Plan provides that, at the time of the Reorganization, the Target Shares will in effect be constructively exchanged for Acquiring Fund Shares, certificates for which will not be issued. Accordingly, Shareholders will not be required to and will not make physical delivery of their Target Shares, nor will they receive certificates for Acquiring Fund Shares, pursuant to the Reorganization. Target Shares nevertheless will be treated as having been exchanged for Acquiring Fund Shares, and the tax consequences to the Shareholders will be unaffected by the absence of Acquiring Fund Share certificates. SEE discussion at V. under "Analysis," below.

(4) Virtually all of the following Representations actually are set forth in the Plan as conditions to Trust's obligation to implement the Plan on behalf of one or the other Fund or both Funds. Paragraph 4.3.18 of the Plan expressly provides, however, that in rendering this opinion, we may "assume satisfaction" of all those conditions "and treat them as representations and warranties Trust made to" us.

Neuberger Berman Income Funds
September 6, 2002
PAGE 5


              (4) During the five-year period ending at the Effective Time, (a) neither Target nor any person "related" (within the meaning of Treas. Reg.ss. 1.368-1(e)(3) without regard to Treas. Reg.ss. 1.368-1(e)(3)(i)(A)) to it will have acquired Target Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund Shares or Target Shares, except for shares redeemed in the ordinary course of Target's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Target Shares, other than normal, regular dividend distributions made pursuant to Target's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561) referred to in sections 852(a)(1) and 4982(c)(1)(A);

              (5) Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

              (6) No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

              (7) Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund, or any person "related" (within the meaning of Treas. Reg. ss. 1.368-1(e)(3)) to it, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by section 22(e) of the 1940 Act;

              (8) Following the Reorganization, Acquiring Fund (a) will continue Target's "historic business" (within the meaning of Treas. Reg. ss. 1.368-1(d)(2)) and (b) will use a significant portion of Target's "historic business assets" (within the meaning of Treas. Reg. ss. 1.368-1(d)(3)) in a business; moreover, Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes

Neuberger Berman Income Funds
September 6, 2002
PAGE 6


         necessary to make dispositions thereof to maintain such status;

              (9) There is no plan or intention for Acquiring Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (as defined in section 851(g)(2)) following the Reorganization;

              (10) Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of Target;

              (11) During the five-year period ending at the Effective Time, neither Acquiring Fund nor any person "related" (within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) to it will have acquired Target Shares with consideration other than Acquiring Fund Shares;

              (12) Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

              (13) At the Effective Time, the Other Reorganization will have been consummated in accordance with the F Reorganization Agreement;

              (14) The fair market value of the Acquiring Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Target Shares it constructively surrenders in exchange therefor;

              (15) Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Target Shares before the Reorganization to any person "related" (within the meaning of Treas. Reg. ss. 1.368-1(e)(3)) to either Fund or (ii) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person "related" (within such meaning) to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

Neuberger Berman Income Funds
September 6, 2002
PAGE 7


              (16) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

              (17) The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

              (18) There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

              (19) Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Target held immediately before the Reorganization. For the purposes of the foregoing, any amounts Target uses to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions in the ordinary course of its business required by section 22(e) of the 1940 Act and (b) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982) will be included as assets it held immediately before the Reorganization;

              (20) None of the compensation received by any Shareholder who is an employee of or service provider to Target will be separate consideration for, or allocable to, any of the Target Shares that Shareholder held; none of the Acquiring Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the consideration paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

              (21) Immediately after the Reorganization, the Shareholders will not own shares constituting "control" (as defined in section 304(c)) of Acquiring Fund;

              (22) Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization
         (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187); and

              (23) The aggregate value of the acquisitions, redemptions, and distributions limited by the Representations in paragraphs (4), (7), and (11) will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary

Neuberger Berman Income Funds
September 6, 2002
PAGE 8


         interest in Target at the Effective Time.


                                     OPINION
                                     -------

         Based solely on the facts set forth above, and conditioned on the Representations being true at the Effective Time and the Reorganization being consummated in accordance with the Plan, our opinion (as explained more fully in the next section of this letter) is as follows:

              (1) Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares PRO RATA to the Shareholders constructively in exchange for their Target Shares, will qualify as a "reorganization" as defined in section 368(a)(1)(C), and each Fund will be "a party to a reorganization" within the meaning of section 368(b);

              (2) Target will  recognize  no gain or loss on the transfer of the
         Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities(5) or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Target Shares;

              (3) Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

              (4) Acquiring Fund's basis in the Assets will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for the Assets will include Target's holding period therefor;

              (5)  A  Shareholder   will  recognize  no  gain  or  loss  on  the
         constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and


--------------------------

(5) Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on either Fund or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

Neuberger Berman Income Funds
September 6, 2002
PAGE 9


              (6) A Shareholder's aggregate basis in the Acquiring Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it constructively surrenders in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include its holding period for those Target Shares, provided the Shareholder holds them as capital assets at the Effective Time.

         Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("Service") in existence on the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect our opinion; we assume no responsibility to update our opinion with respect to any such change or modification. Our opinion also is applicable only to the extent each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent. Our opinion is solely for the addressee's information and use and may not be relied on for any purpose by any other person without our express written consent.


                                    ANALYSIS
                                    --------

I. The Reorganization Will Qualify as a C Reorganization, and Each Fund Will Be a Party to a Reorganization.
         -----------------------------------------------------------------------

         A.       Each Fund Is a Separate Corporation.
                  -----------------------------------

         A reorganization under section 368(a)(1)(C) (a "C Reorganization") involves the acquisition by one corporation, in exchange solely for all or a part of its voting stock, of substantially all of the properties of another corporation. For a transaction to qualify under that section, therefore, both entities involved therein must be corporations (or associations taxable as corporations). Trust, however, is a business trust, not a corporation, and each Fund is a separate series thereof.

         Regulation section 301.7701-4(b) provides that certain arrangements known as trusts (because legal title is conveyed to trustees for the benefit of beneficiaries) will not be classified as trusts for purposes of the Code because they are not simply arrangements to protect or conserve the property for the beneficiaries. That section states that these "business or commercial trusts" generally are created by the beneficiaries simply as devices to carry on profit-making businesses that normally would have been carried on through business organizations classified as corporations or partnerships under the Code and concludes that the fact that any organization is technically cast in the

Neuberger Berman Income Funds
September 6, 2002
PAGE 10


trust form will not change its real character if it "is more properly classified as a business entity under [Treas. Reg.]ss. 301.7701-2."(6) Furthermore, pursuant to Treas. Reg.ss. 301.7701-4(c), "[a]n `investment' trust will not be classified as a trust if there is a power under the trust agreement to vary the investment of the certificate holders. SEE COMMISSIONER V. NORTH AMERICAN BOND TRUST, 122 F.2d 545 (2d Cir. 1941), CERT. DENIED, 314 U.S. 701 (1942)."

         Based on these criteria, Trust does not qualify as a trust for federal tax purposes.(7) Trust is not simply an arrangement to protect or conserve property for the beneficiaries but is designed to carry on a profit-making business. Furthermore, while Trust is an "investment trust," there is a power under its Trust Instrument to vary its shareholders' investment therein. Trust does not have a fixed pool of assets -- each series thereof (including each Fund) is a managed portfolio of securities, and its investment manager has the authority to buy and sell securities for it. Accordingly, we believe that Trust should not be classified as a trust, and instead should be classified as a business entity, for federal tax purposes.

         Regulation section 301.7701-2(a) provides that "[a] business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership." The term "corporation" is defined for those purposes (in Treas. Reg. ss. 301.7701-2(b)) to include corporations denominated as such under the federal or state statute pursuant to which they were organized and certain other entities. Any business entity that is not classified as a corporation under that section (an "eligible entity") and has at least two members can elect to be classified as either an association (and thus a corporation) or a partnership. Treas. Reg.ss. 301.7701-3(a).



--------------------------

(6) On December 10, 1996, the Service adopted Regulations for classifying business organizations (Treas. Reg.ss.ss. 301.7701-1 through -3 and parts of -4, the so-called "check-the-box" Regulations) to replace the provisions in the then-existing Regulations that "have become increasingly formalistic. [The check-the-box Regulations replace] those rules with a much simpler approach that generally is elective." T.D. 8697, 1997-1 C.B. 215. Regulation section 301.7701-2(a) provides that "a BUSINESS ENTITY is any entity recognized for federal tax purposes . . . that is not properly classified as a trust under [Treas. Reg.]ss. 301.7701-4 or otherwise subject to special treatment under the
.. . . Code." Trust is not subject to any such special treatment.

(7) Because each Fund is considered separate from each other series of Trust for federal tax purposes (see the discussion in the last paragraph of I.A. below), the analysis in the accompanying text applies equally to each Fund.



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Neuberger Berman Income Funds
September 6, 2002
PAGE 11


         An eligible entity in existence before January 1, 1997, the effective date of the check-the-box Regulations, "will have the same classification that the entity claimed under [the prior Regulations]," unless it elects otherwise. Treas. Reg. ss. 301.7701-3(b)(3)(i). Based on the reasoning stated in the second preceding paragraph -- and the fact that, under the law that existed before the check-the-box Regulations, the word "association" had been held to include a Massachusetts business trust (SEE HECHT V. MALLEY, 265 U.S. 144 (1924)), which for these purposes is very similar to a Delaware business trust -- Trust "claimed" classification under the prior Regulations as an association taxable as a corporation. Moreover, since that date it has not elected not to be so classified. Accordingly, we believe that Trust will continue to be classified as an association (and thus a corporation) for federal tax purposes.

         Trust as such, however, is not participating in the Reorganization, but rather two separate series thereof (the Funds) are the participants. Ordinarily, a transaction involving segregated pools of assets such as the Funds could not qualify as a reorganization, because the pools would not be separate taxable entities that constitute corporations. Under section 851(g), however, each Fund is treated as a separate corporation for all purposes of the Code save the definitional requirement of section 851(a) (which is satisfied by Trust). Accordingly, we believe that each Fund is a separate corporation, and its shares are treated as shares of corporate stock, for purposes of section 368(a)(1)(C).

         B.   Transfer of "Substantially All" of Target's Properties.
              ------------------------------------------------------

         For an acquisition to qualify as a C Reorganization, the acquiring corporation must acquire "substantially all of the properties" of the transferor corporation in exchange solely for all or part of the acquiring corporation's stock. For purposes of issuing private letter rulings, the Service considers the transfer of at least 90% of the fair market value of the transferor's net assets, and at least 70% of the fair market value of its gross assets, held immediately before the reorganization to satisfy the "substantially all" requirement. Rev. Proc. 77-37, 1977-2 C.B. 568. The Reorganization will involve such a transfer. Accordingly, we believe that the Reorganization will involve the transfer to Acquiring Fund of substantially all of Target's properties.

         C.   Qualifying Consideration.
              ------------------------

         The acquiring corporation in an acquisition intended to qualify as a C Reorganization must acquire at least 80% (by fair market value) of the transferor's property solely for voting stock. Section 368(a)(2)(B)(iii). The assumption of liabilities by the acquiring corporation or its acquisition of property subject to liabilities normally is disregarded (section 368(a)(1)(C)), but the amount of any such liabilities will be treated as money paid for the transferor's property if the acquiring corporation exchanges any money or property (other than its voting stock) therefor. Section 368(a)(2)(B). Because Acquiring Fund will exchange only Acquiring Fund Shares, and no money or other

Neuberger Berman Income Funds
September 6, 2002
PAGE 12


property, for the Assets, we believe that the Reorganization will satisfy the solely-for-voting-stock requirement to qualify as a C Reorganization.

         D.   Distribution by Target.
              ----------------------

         Section 368(a)(2)(G)(i) provides that a transaction will not qualify as a C Reorganization unless the corporation whose properties are acquired distributes the stock it receives and its other property in pursuance of the plan of reorganization. Under the Plan -- which we believe constitutes a "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-2(g) -- Target will distribute all the Acquiring Fund Shares it receives to the Shareholders in constructive exchange for their Target Shares; as soon as is reasonably practicable thereafter, Target will be terminated. Accordingly, we believe that the requirements of section 368(a)(2)(G)(i) will be satisfied.

         E.   Requirements of Continuity.
              --------------------------

         Regulation section 1.368-1(b) sets forth two prerequisites to a valid reorganization: (1) a continuity of the business enterprise through the issuing corporation ("IC") -- defined in the Regulation as "the acquiring corporation (as that term is used in section 368(a))," with an exception not relevant here -- under the modified corporate form as described in Treas. Reg.ss. 1.368-1(d) ("continuity of business enterprise") and (2) a continuity of interest as described in Treas. Reg.ss. 1.368-1(e) ("continuity of interest").

              1.  Continuity of Business Enterprise.
                  ---------------------------------

         To satisfy the continuity of business enterprise requirement of Treas. Reg. ss. 1.368-1(d)(1), IC must either (i) continue the target corporation's "historic business" ("business continuity") or (ii) use a significant portion of the target corporation's "historic business assets" in a business ("asset continuity").

         While there is no authority that deals directly with the continuity of business enterprise requirement in the context of a transaction such as the Reorganization, Rev. Rul. 87-76, 1987-2 C.B. 84, deals with a somewhat similar situation. In that ruling, P was an "investment company" (as defined in section 368(a)(2)(F)(iii)) that invested exclusively in municipal bonds. P acquired the assets of T, another such investment company, in exchange for P common stock in a transaction that was intended to qualify as a C Reorganization. Prior to the exchange, T sold its entire portfolio of corporate stocks and bonds and purchased a portfolio of municipal bonds. The Service held that this transaction did not qualify as a reorganization for the following reasons: (1) because T had sold its historic assets prior to the exchange, there was no asset continuity; and (2) the failure of P to engage in the business of investing in corporate stocks and bonds after the exchange caused the transaction to lack business continuity as well.

Neuberger Berman Income Funds
September 6, 2002
PAGE 13


         The Funds' investment objectives and principal investment strategies are substantially similar. Moreover, after the Reorganization Acquiring Fund will continue Target's "historic business" (within the meaning of Treas. Reg.ss. 1.368-1(d)(2)). Accordingly, there will be business continuity.

         Acquiring Fund not only will continue Target's historic business, but it also will use in its business a significant portion of Target's "historic business assets" (within the meaning of Treas. Reg. ss. 1.368-1(d)(3)). In addition, Acquiring Fund (a) has no plan or intention to sell or otherwise dispose of any Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its status as a RIC, and (b) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status. Accordingly, there will be asset continuity as well.

         For all the foregoing reasons, we believe that the Reorganization will satisfy the continuity of business enterprise requirement.

              2.  Continuity of Interest.
                  ----------------------

         Regulation section 1.368-1(e)(1)(i) provides that "[c]ontinuity of interest requires that in substance a substantial part of the value of the proprietary interests in the target corporation be preserved in the reorganization. A proprietary interest in the target corporation is preserved if, in a potential reorganization, it is exchanged for a proprietary interest in the issuing corporation . . . ." That section goes on to provide that "[h]owever, a proprietary interest in the target corporation is not preserved if, in connection with the potential reorganization, . . . stock of the issuing corporation furnished in exchange for a proprietary interest in the target corporation in the potential reorganization is redeemed. All facts and circumstances must be considered in determining whether, in substance, a proprietary interest in the target corporation is preserved."

         For purposes of issuing private letter rulings, the Service considers the continuity of interest requirement satisfied if ownership in an acquiring corporation on the part of a transferor corporation's former shareholders is equal in value to at least 50% of the value of all the formerly outstanding shares of the transferor corporation.(8) Although shares of both the target and

--------------------------

(8) Rev.  Proc.  77-37,  SUPRA;  BUT SEE  Rev.  Rul.  56-345,  1956-2  C.B.  206
(continuity of interest was held to exist in a reorganization of two RICs where immediately after the reorganization 26% of the shares were redeemed to allow investment in a third RIC); SEE ALSO REEF CORP. V. COMMISSIONER, 368 F.2d 125 (5th Cir. 1966), CERT. DENIED, 386 U.S. 1018 (1967) (a redemption of 48% of a transferor corporation's stock was not a sufficient shift in proprietary interest to disqualify a transaction as a reorganization under section 368(a)(1)(F) ("F Reorganization"), even though only 52% of the transferor's shareholders would hold all the transferee's stock); AETNA CASUALTY AND SURETY CO. V. U.S., 568 F.2d 811, 822-23 (2d Cir. 1976) (redemption of a 38.39%
minority interest did not prevent a transaction from qualifying as an F Reorganization); Rev. Rul. 61-156, 1961-2 C.B. 62 (a transaction qualified as an F Reorganization even though the transferor's shareholders acquired only 45% of the transferee's stock, while the remaining 55% of that stock was issued to new shareholders in a public underwriting immediately after the transfer).

Neuberger Berman Income Funds
September 6, 2002
PAGE 14


acquiring corporations held by the target corporation's shareholders that are disposed of before or after the transaction will be considered in determining satisfaction of the 50% standard, the Service has issued private letter rulings that excepted from that determination "shares which are required to be redeemed at the demand of shareholders by . . . Target or Acquiring in the ordinary course of their businesses as open-end investment companies (or series thereof) pursuant to Section 22(e) of the 1940 Act." Priv. Ltr. Ruls. 9823018 (Mar. 5,
1998) and 9822053 (Mar. 3, 1998); CF. Priv. Ltr. Rul.  199941046 (July 16, 1999)
(redemption of a target RIC shareholder's shares, amounting to 42% of the RIC's value, and other "shares redeemed in the ordinary course of Target's business as an open-end investment company pursuant to section 22(e)" excluded from determination of whether the target or a related person acquired its shares with consideration other than target or acquiring fund shares).(9)

         During the five-year period ending at the Effective Time, (1) neither Target nor any person related(10) to it will have acquired Target Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund Shares or Target Shares, except for shares redeemed in the ordinary course of Target's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (2) no distributions will have been made with respect to Target

-----------------------

(9) Although, under section 6110(k)(3), a private letter ruling may not be cited as precedent, tax practitioners look to such rulings as generally indicative of the Service's views on the proper interpretation of the Code and the Regulations. CF. ROWAN COMPANIES, INC. V. COMMISSIONER, 452 U.S. 247 (1981); ALSO SEE Treas. Reg.ss. 1.6662-4(d)(3)(iii) (providing that private letter rulings issued after October 31, 1976, are authority for purposes of determining whether there is or was substantial authority for the tax treatment of an item under section 6662(d)((2)(B)(i), in connection with the imposition of the accuracy-related penalty under section 6662 to a substantial understatement of income tax).

(10) All references in this and the next paragraph to the word "related" are to that word within the meaning of Treas. Reg. ss. 1.368-1(e)(3).

Neuberger Berman Income Funds
September 6, 2002
PAGE 15


Shares, other than normal, regular dividend distributions made pursuant to Target's historic dividend-paying practice and other distributors that qualify for the deduction for dividends paid (within the meaning of section 561) referred to in sections 852(a)(1) and 4982(c)(1)(A). Nor does Acquiring Fund or any person related to it have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued pursuant to the Reorganization, except for redemptions required by the 1940 Act in the ordinary course of that business. Furthermore, during the five-year period ending at the Effective Time, neither Acquiring Fund nor any person related to it will have acquired Target Shares with consideration other than Acquiring Fund Shares. The aggregate value of the acquisitions, redemptions, and distributions limited by the foregoing will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Target at the Effective Time.

         There is no plan or intention of Shareholders to redeem, sell, or otherwise dispose of (1) any portion of their Target Shares before the Reorganization to any person related to either Fund or (2) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person related to Acquiring Fund. Moreover, Trust (a) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (b) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS, and (c) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization. Although Acquiring Fund's shares will be offered for sale to the public on an ongoing basis after the Reorganization, sales of those shares will arise out of a public offering separate and unrelated to the Reorganization and not as a result thereof. SEE REEF CORP. V. COMMISSIONER, 368 F.2d at 134; Rev. Rul. 61-156, SUPRA. Similarly, although Shareholders may redeem Acquiring Fund Shares pursuant to their rights as shareholders of a series of an open-end investment company (SEE Priv. Ltr. Ruls. 9823018 and 9822053, SUPRA, and 8816064 (Jan. 28, 1988)), those redemptions will result from the exercise of those rights in the course of Acquiring Fund's business as such a series and not from the Reorganization as such.

         Accordingly, we believe that the Reorganization will satisfy the continuity of interest requirement.

         F.   Business Purpose.
              ----------------

         All reorganizations must meet the judicially imposed requirements of the "business purpose doctrine," which was established in GREGORY V. HELVERING, 293 U.S. 465 (1935), and is now set forth in Treas. Reg. ss.ss. 1.368-1(b), -1(c), and -2(g) (the last of which provides that, to qualify as a

Neuberger Berman Income Funds
September 6, 2002
PAGE 16


reorganization, a transaction must be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization"). Under that doctrine, a transaction must have a BONA FIDE business purpose (and not a purpose to avoid federal income tax) to qualify as a valid reorganization. The substantial business purposes of the Reorganization are described in the Proxy Statement. Accordingly, we believe that the Reorganization is being undertaken for BONA FIDE business purposes (and not a purpose to avoid federal income tax) and therefore meets the requirements of the business purpose doctrine.

         G.   Satisfaction of Section 368(a)(2)(F).
              ------------------------------------

         Under section 368(a)(2)(F), if two or more parties to a transaction described in section 368(a)(1) (with an exception not relevant here) were "investment companies" immediately before the transaction, then the transaction shall not be considered a reorganization with respect to any such investment company and its shareholders. But that section does not apply to a participating investment company if, among other things, it is a RIC or --

         (1) not more than 25% of the value of its total assets is invested in the stock and securities of any one issuer and

         (2) not more than 50% of the value of its total assets is invested in the stock and securities of five or fewer issuers.

In determining total assets for these purposes, cash and cash items (including receivables) and U.S. government securities are excluded. Section 368(a)(2)(F)(iv). Each Fund will meet the requirements to qualify for treatment as a RIC for its respective current taxable year and will satisfy the foregoing percentage tests. Accordingly, we believe that section 368(a)(2)(F) will not cause the Reorganization to fail to qualify as a C Reorganization with respect to either Fund.

         For all the foregoing reasons, we believe that the Reorganization will qualify as a C Reorganization.(11)


---------------------------

(11) The fact that the Reorganization will be preceded by the Other Reorganization, as part of an overall plan, should not affect whether the Reorganization will qualify as a C Reorganization. SEE Rev. Rul. 69-516, 1969-2 C.B. 56 (where the desire of one corporation (X) to acquire the assets of another corporation (Y) was preceded by Y's merger into a new corporation organized in another state (Z), the latter transaction qualified as an F Reorganization even though it was a step in X's acquisition of Z's assets in a C Reorganization, on the ground that "[t]he Y shareholders had the same interests in Z after the exchange as they had in Y before the exchange"), and Rev. Rul. 96-29, 1996-1 C.B. 50; ALSO SEE Priv. Ltr. Rul. 9419028 (Feb. 14, 1994).

Neuberger Berman Income Funds
September 6, 2002
PAGE 17


         H.   Each Fund Will Be a Party to a Reorganization.
              ---------------------------------------------

         Section 368(b)(2) provides, in pertinent part, that in the case of a reorganization involving the acquisition by one corporation of properties of another -- and Treas. Reg. ss. 1.368-2(f) further provides that if one corporation transfers substantially all its properties to a second corporation in exchange for all or a part of the latter's voting stock (I.E., a C Reorganization) -- the term "a party to a reorganization" includes each corporation. Pursuant to the Reorganization, Target is transferring all its properties to Acquiring Fund in exchange for Acquiring Fund Shares. Accordingly, we believe that each Fund will be "a party to a reorganization."


II.  Target Will Recognize No Gain or Loss.
     -------------------------------------

         Under sections 361(a) and (c), no gain or loss shall be recognized to a corporation that is a party to a reorganization if, pursuant to the plan of reorganization, (1) it exchanges property solely for stock or securities in another corporate party to the reorganization and (2) distributes that stock or securities to its shareholders. (Such a distribution is required by section 368(a)(2)(G)(i) for a reorganization to qualify as a C Reorganization.) Section 361(c)(4) provides that sections 311 and 336 (which require recognition of gain on certain distributions of appreciated property) shall not apply to such a distribution.

         Section 357(a)  provides in pertinent part that,  except as provided in section 357(b), if a taxpayer receives property that would be permitted to be received under section 361 without recognition of gain if it were the sole consideration and, as part of the consideration, another party to the exchange assumes a liability of the taxpayer or acquires from the taxpayer property subject to a liability, then that assumption or acquisition shall not be treated as money or other property and shall not prevent the exchange from being within section 361. Section 357(b) applies where the principal purpose of the assumption or acquisition was a tax avoidance purpose or not a BONA FIDE business purpose.

         As noted above, it is our opinion that the Reorganization will qualify as a C Reorganization, each Fund will be a party to a reorganization, and the Plan constitutes a plan of reorganization. Target will exchange the Assets solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities and then will be terminated pursuant to the Plan, distributing those

Neuberger Berman Income Funds
September 6, 2002
PAGE 18


shares to the Shareholders in constructive exchange for their Target Shares. As also noted above, it is our opinion that the Reorganization is being undertaken for BONA FIDE business purposes (and not a purpose to avoid federal income tax); we also do not believe that the principal purpose of Acquiring Fund's assumption of the Liabilities is avoidance of federal income tax on the proposed transaction. Accordingly, we believe that Target will recognize no gain or loss on the Reorganization.(12)

III.     Acquiring Fund Will Recognize No Gain or Loss.
         ---------------------------------------------

         Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for its stock. Acquiring Fund will issue Acquiring Fund Shares to Target in exchange for the Assets, which consist of money and securities. Accordingly, we believe that Acquiring Fund will recognize no gain or loss on the Reorganization.


IV. Acquiring Fund's Basis in the Assets Will Be a Carryover Basis, and Its Holding Period Will Include Target's Holding Period.
         -----------------------------------------------------------------------

         Section 362(b) provides, in pertinent part, that the basis of property acquired by a corporation in connection with a reorganization to which section 368 applies shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on the transfer (a "carryover basis"). As noted above, it is our opinion that the Reorganization will qualify as such a reorganization and that Target will recognize no gain on the Reorganization. Accordingly, we believe that Acquiring Fund's basis in the Assets will be the same as Target's basis therein immediately before the Reorganization.

         Section 1223(2) provides in general that the period for which a taxpayer has held acquired property that has a carryover basis shall include the period for which the transferor held the property. As noted above, it is our opinion that Acquiring Fund's basis in the Assets will be a carryover basis. Accordingly, we believe that Acquiring Fund's holding period for the Assets will include Target's holding period therefor.


V.       A Shareholder Will Recognize No Gain or Loss.
         --------------------------------------------

         Under section 354(a)(1), no gain or loss shall be recognized if stock in a corporation that is a party to a reorganization is exchanged pursuant to a plan of reorganization solely for stock in that corporation or another corporate party to the reorganization. Pursuant to the Plan, the Shareholders will receive


--------------------------

(12) See footnote 5.

Neuberger Berman Income Funds
September 6, 2002
PAGE 19


solely Acquiring Fund Shares for their Target Shares. As noted above, it is our opinion that the Reorganization will qualify as a C Reorganization, each Fund will be a party to a reorganization, and the Plan constitutes a plan of reorganization. Although section 354(a)(1) requires that the transferor corporation's shareholders exchange their shares therein for shares of the acquiring corporation, the courts and the Service have recognized that the Code does not require taxpayers to perform useless gestures to come within the statutory provisions. SEE, E.G., EASTERN COLOR PRINTING CO., 63 T.C. 27, 36
(1974); DAVANT V. COMMISSIONER, 366 F.2d 874 (5th Cir. 1966). Therefore, although Shareholders will not actually surrender Target Share certificates in exchange for Acquiring Fund Shares, their Target Shares will be canceled on the issuance of Acquiring Fund Shares to them (all of which will be reflected on Acquiring Fund's share transfer books) and will be treated as having been exchanged therefor. SEE Rev. Rul. 81-3, 1981-1 C.B. 125; Rev. Rul. 79-257, 1979-2 C.B. 136. Accordingly, we believe that a Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization.


VI. A Shareholder's Basis in Acquiring Fund Shares Will Be a Substituted Basis, and its Holding Period therefor Will Include its Holding Period for its Target Shares.
         -----------------------------------------------------------------------

         Section 358(a)(1) provides, in pertinent part, that in the case of an exchange to which section 354 applies, the basis of the property permitted to be received thereunder without the recognition of gain or loss shall be the same as the basis of the property exchanged therefor, decreased by, among other things, the fair market value of any other property and the amount of any money received in the exchange and increased by the amount of any gain recognized on the exchange by the shareholder (a "substituted basis"). As noted above, it is our opinion that the Reorganization will qualify as a C Reorganization and, under section 354, a Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares in the Reorganization. No property will be distributed to the Shareholders other than Acquiring Fund Shares, and no money will be distributed to them pursuant to the Reorganization. Accordingly, we believe that a Shareholder's basis in the Acquiring Fund Shares it receives in the Reorganization will be the same as the basis in its Target Shares it constructively surrenders in exchange for those Acquiring Fund Shares.

         Section 1223(1) provides in general that the period for which a taxpayer has held property received in an exchange that has a substituted basis shall include the period for which the taxpayer held the property exchanged therefor if the latter property was a capital asset (as defined in section 1221) in the taxpayer's hands at the time of the exchange. SEE Treas. Reg. ss. 1.1223-1(a). As noted above, it is our opinion that a Shareholder will have a substituted basis in the Acquiring Fund Shares it receives in the Reorganization. Accordingly, we believe that a Shareholder's holding period for

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Neuberger Berman Income Funds
September 6, 2002
PAGE 20


the Acquiring Fund Shares it receives in the Reorganization will include its holding period for the Target Shares it constructively surrenders in exchange for those Acquiring Fund Shares, provided the Shareholder holds them as capital assets at the Effective Time.


                                          Very truly yours,

                                          KIRKPATRICK & LOCKHART LLP



                                          By: /s/ Theodore L. Press
                                             ------------------------
                                              Theodore L. Press